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                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER
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     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of August 17, 1999 by and between Agile Software Corporation, a California corporation ("Agile California"), and Delaware Agile Software Corporation, a Delaware corporation ("Agile Delaware").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Agile Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, Agile California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, Agile Delaware has authority to issue 100,000,000 shares of Common Stock, par value $0.001 per share (the "Agile Delaware Common Stock"), of which 1,000 shares are issued and outstanding and owned by Agile California and 31,175,556 shares of Preferred Stock, par value $0.001 per share (the "Agile Delaware Preferred Stock), of which no shares are issued or outstanding;

     WHEREAS, on the date of this Merger Agreement, Agile California has authority to issue 25,000,000 shares of Common Stock (the "Agile California Common Stock"), of which 4,200,025 shares are issued and outstanding, and 21,175,556 shares of Preferred Stock (the "Agile California Preferred Stock"), of which 11,873,273 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for Agile Delaware and Agile California have determined that, for the purpose of effecting the reincorporation of Agile California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that Agile California merge with and into Agile Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of Agile Delaware and Agile California, the shareholders of Agile California, and the sole stockholder of Agile Delaware have adopted and approved this Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Agile California and Agile Delaware hereby agree to merge as follows:

     1.  Merger.  Agile California shall be merged with and into Agile Delaware,
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and Agile Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     2.  Governing Documents.  The Certificate of Incorporation of Agile
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Delaware shall continue to be the Certificate of Incorporation of Agile Delaware
as the surviving Corporation. Article FIRST of the Restated Certificate of Incorporation of Agile Delaware shall be amended to read as follows:

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     FIRST:  The name of the Corporation is Agile Software Corporation.
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     The Bylaws of Agile Delaware, in effect on the Effective Date, shall continue to be the Bylaws of Agile Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     3.  Directors and Officers.  The directors and officers of Agile California
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shall become the directors and officers of Agile Delaware upon the Effective
Date and any committee of the Board of Directors of Agile California shall become the members of such committees for Agile Delaware.

     4.  Succession.  On the Effective Date, Agile Delaware shall succeed to
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Agile California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     5.  Further Assurances.  From time to time, as and when required by Agile
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Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Agile California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Agile Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Agile California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of Agile Delaware are fully authorized in the name and on behalf of Agile California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6.  Stock of Agile California.
         -------------------------

         a.  Common Stock.  Upon the Effective Date, by virtue of the Merger
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and without any action on the part of the holder thereof, each share of Agile
California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Agile Delaware Common Stock.

         b.  Preferred Stock.  Upon the Effective Date, by virtue of the Merger
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and without any action on the part of the holder thereof, each share of each series of Agile California Preferred Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Agile Delaware Preferred Stock of an equivalent series.

     7.  Stock Certificates.  On and after the Effective Date, all of the
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outstanding certificates which prior to that time represented shares of Agile
California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Agile Delaware stock into which the shares of Agile California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Agile Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Agile Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Agile Delaware stock evidenced by such outstanding certificate as above provided.

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     8.   Options and Warrants.  Upon the Effective Date, each outstanding
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option, warrant or other right to purchase shares of Agile California stock, including those options granted under the 1995 Stock Option Plan (the "Option Plan") of Agile California, shall be converted into and become an option, warrant, or right to purchase the identical number of shares of Agile Delaware stock, at a price per share equal to the exercise price of the option, warrant or right to purchase Agile California stock, and upon the same terms and subject to the same conditions as set forth in the Option Plans and other agreements entered into by Agile California pertaining to such options, warrants, or rights. A number of shares of Agile Delaware stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of Agile California stock so reserved as of the Effective Date. As of the Effective Date, Agile Delaware shall assume all obligations of Agile California under agreements pertaining to such options, warrants, and rights, including the Option Plans, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

     9.   Other Employee Benefit Plans.  As of the Effective Date, Agile
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Delaware hereby assumes all obligations of Agile California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

     10.  Outstanding Common Stock of Agile Delaware.  Forthwith upon the
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Effective Date, the One Thousand (1,000) shares of Agile Delaware Common Stock presently issued and outstanding in the name of Agile California shall be canceled and retired and resume the status of authorized and unissued shares of Agile Delaware Common Stock, and no shares of Agile Delaware Common Stock or other securities of Agile Delaware shall be issued in respect thereof.

     11.  Covenants of Agile Delaware.  Agile Delaware covenants and agrees that
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it will, on or before the Effective Date:

          a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which Agile California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of Agile Delaware. In connection therewith, Agile Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

          b. File any and all documents with the California Franchise Tax Board necessary to the assumption by Agile Delaware of all of the franchise tax liabilities of Agile California.

     12.  Amendment.  At any time before or after approval and adoption by the
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stockholders of Agile California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Agile Delaware and Agile California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

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     13.  Abandonment.  At any time before the Effective Date, this Merger
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Agreement may be terminated and the Merger may be abandoned by the Board of
Directors of either Agile California or Agile Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Agile Delaware and the shareholders of Agile California.

     14.  Counterparts.  In order to facilitate the filing and recording of this
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Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of Agile California and Agile Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                           DELAWARE AGILE SOFTWARE
                                           CORPORATION, a Delaware corporation


                                           By: /s/ Bryan D. Stolle
                                              ----------------------------------
                                              Bryan D. Stolle, President


                                           AGILE SOFTWARE CORPORATION, a
                                           California corporation


                                           By: /s/ Bryan D. Stolle
                                              ----------------------------------
                                              Bryan D. Stolle, President

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